UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 20, 2007

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Genworth Financial, Inc. (the “Company”) approved annual cash incentive opportunities for 2007 for the Company’s executive officers. In order to qualify the annual incentives for exclusion from the deduction limit under Section 162(m) of the Internal Revenue Code, the Committee granted the annual incentive opportunities as awards under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan (the “Omnibus Plan”), and established positive annual net earnings as determined under U.S. GAAP (“Net Earnings”) as the performance measure for the 2007 annual incentive payments. This performance measure is used to establish the maximum annual incentive awards payable to the Company’s executive officers. Pursuant to this arrangement, the Company’s chief executive officer is eligible for an annual incentive award under the Omnibus Plan for 2007 not to exceed one-half of one percent (0.5%) of 2007 Net Earnings, and each of the Company’s other executive officers is eligible for an annual incentive award under the Omnibus Plan for 2007 not to exceed three-tenths of one percent (0.3%) of 2007 Net Earnings. Notwithstanding the above maximum award limits, no individual may receive an amount in excess of the Omnibus Plan limit of $5,000,000.

The actual annual incentives payable to the Company’s executive officers will depend on achievement of certain company-specific performance measures established by the Committee. For 2007, the company-specific performance measures are Net Operating Income and Operating Return on Equity. The Company calculates Net Operating Income as net income from continuing operations excluding after-tax net investment gains (losses), which can fluctuate significantly from period to period, changes in accounting principles and infrequent or unusual non-operating items. The Company calculates Operating Return on Equity as Net Operating Income divided by average stockholders’ equity, excluding accumulated other comprehensive income (AOCI) from average stockholders’ equity. Final performance for both company-specific metrics will also exclude the impact of foreign exchange adjustments and stock repurchases in excess of planned amounts. The target annual incentive opportunities for the Company’s chief executive officer, chief financial officer and other named executive officers for 2007 will range from 100% to 200% of base salary. The Committee retains discretion to consider the impact of unusual items in evaluating final performance versus the stated company-specific goals, as well as discretion to consider individual executive officer performance related to individual goals when determining the amounts, if any, to be awarded to the Company’s executive officers for 2007, subject to the maximum award limits described above.

In addition, on March 20, 2007, the Committee approved awards of performance-vesting stock units (“Performance Stock Units”) granted under the Omnibus Plan to the Company’s executive officers. The Performance Stock Units may be earned based on the level of the Company’s achievement of performance goals relating to Average Annual Net Operating Income per Diluted Share Growth and Average Annual Operating Return on Equity Growth over a three-year performance period that began on January 1, 2007 and ends on December 31, 2009 (the “2007 – 2009 Performance Period”). “Net Operating Income per Diluted Share” is calculated as Net Operating Income (as described above), divided by the daily weighted average of diluted shares outstanding for each year. “Operating Return on Equity” is calculated as described above.

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Performance Stock Units that are earned will convert to shares of common stock of the Company following the end of the 2007 – 2009 Performance Period. The Performance Stock Unit awards, which are designated in terms of a target number of shares, will be forfeited if performance falls below a designated threshold level and may vest for up to 200% (or up to 150% in the case of the Company’s chief executive officer) of the target number of shares for exceptional performance. The target numbers of Performance Stock Units that may be earned by the Company’s chief executive officer, chief financial officer and other named executive officers based on the Company’s achievement of the performance goals for the 2007 – 2009 Performance Period are as follows:

Performance Stock Units Target Award

Michael D. Fraizer:	145,000

Thomas H. Mann:	46,500

Pamela S. Schutz:	45,000

Patrick B. Kelleher:	28,600

Leon E. Roday:	18,000

Also, on March 20, 2007, the Committee designated Patrick B. Kelleher, the Company’s Senior Vice President—Chief Financial Officer, as a Tier I Executive participant under the Company’s 2005 Change of Control Plan, replacing the Company’s former chief financial officer as a participant in such plan. In addition, the Committee approved an amendment to the 2005 Change of Control Plan to include as part of the Basic Severance Benefits payable in the event of a Qualified Termination (as such terms are defined in the plan) a prorated portion of any outstanding performance share award.

Item 8.01. Other Events.

On March 20, 2007, the Board of Directors of the Company approved an increase of $600 million in the size of its existing stock repurchase program (the “Program”) that was adopted by the Board on December 8, 2006. Under its original terms, the Program authorized the Company to repurchase up to $500 million of its common stock. As increased on March 20, 2007, the Program now authorizes the Company to repurchase an aggregate amount of $1.1 billion of its common stock. The increased authorization provides the Company with flexibility to mitigate the dilutive impact of the stock purchase contracts associated with the Company’s equity units, which are expected to settle on May 16, 2007. The Program continues to remain in effect for the 12-month period that commenced on January 1, 2007.

The Company expects the purchases to be made from time to time in the open market, through block trades or otherwise (including, without limitation, using Rule 10b5-1 plans), or in privately negotiated transactions (including, without limitation, accelerated share repurchase

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agreements). The timing of the share repurchases under the Program will depend on a variety of factors, including market conditions, and may be suspended or discontinued at any time. Common stock acquired through the Program will be held as treasury shares and may be used for general corporate purposes, including reissuances in connection with acquisitions, employee stock option exercises or other employee stock plans.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts as well as statements identified by words such as “expects”, “will”, or words of similar meaning. These statements are based on the Company’s current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond the Company’s control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: March 26, 2007	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary

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